EXHIBIT 10.3

SECOND AMENDMENT TO PURCHASE FOR BELMAR VILLAS

This SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT FOR BELMAR VILLAS (this “Amendment”) is made and entered into as of June 9, 2017, by and between Seagate Belmar Associates, LLC, a Colorado limited liability company (“Seller”), and Steadfast Asset Holdings, Inc., California corporation (“Purchaser”).
RECITALS:

A.    Seller and Purchaser are parties to that certain Purchase and Sale Agreement for Belmar Villas dated as of May 22, 2017, as amended by that certain First Amendment to Purchase and Sale Agreement for Belmar Villas dated as of June 2, 2017 (collectively, the “Agreement”). All initially-capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Agreement unless the context clearly indicates otherwise.

B.    Certain of the Improvements on the Property were materially damaged by a recent hail storm, requiring the replacement of the exterior roof in addition to certain other repairs (collectively, the “Hail Damage”).

C.    Seller has agreed that Purchaser shall receive a credit to the Purchase Price in the amount of $382,000 to compensate Purchaser for a portion of the cost of repairing the Hail Damage.

D.    Seller and Purchaser mutually desire to amend the Agreement as provided in this Amendment.

AGREEMENTS:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

1.Purchase Price. Notwithstanding anything to the contrary contained in the Agreement, Purchaser shall receive a credit against the Purchase Price at Closing in the amount of Three Hundred Eighty-Two Thousand and 00/100 Dollars ($382,000).
2.Miscellaneous.
(a)    No Other Amendments; This Amendment Governs and Controls. Except as expressly modified by this Amendment, the Agreement shall remain unmodified and in full force and effect and is hereby ratified and affirmed. To the extent any of the provisions of this Amendment are inconsistent with any of the provisions set forth in the Agreement, the provisions of this Amendment shall govern and control.

862490	1	Second Amendment to PSA

(b)    Authority. Each party represents to the other party or parties that the individual or individuals executing this Amendment on behalf of such party has the capacity and authority to execute and deliver this Amendment on behalf of such party, and that this Amendment, once executed and delivered, is the legal, valid and binding obligation of such party.
(c)    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document. The delivery of an executed counterpart of this Amendment by facsimile or as a PDF or similar attachment to an e-mail shall constitute effective delivery of such counterpart for all purposes with the same force and effect as the delivery of an original, executed counterpart.
(d)    Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the successors and assigns of the parties to this Amendment.
(e)    Governing Law. This Amendment shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the State of Colorado.

(SIGNATURES ON NEXT PAGE)

862490	2	Second Amendment to PSA

IN WITNESS WHEREOF, Seller and Purchaser have executed this Amendment as of the day and year first above written.

SELLER:

Seagate Belmar Associates, LLC,
a Colorado limited liability company

By:     Belmar Manager SPE, LLC,
a Delaware limited liability company

By:    Belmar Manager, LLC,
a Colorado limited liability company,
sole manager and member

By: /s/ Mark B. Polite_____________
    Mark B. Polite, Manager

[Signatures Continue on Following Page]

862490	Signature Page	Second Amendment to PSA

PURCHASER:

STEADFAST ASSET HOLDINGS, INC.,
a California corporation

By:    /s/ Christopher Hilbert___________
Print Name: Christopher Hilbert_________
Print Title: Authorized Representative___

862490	Signature Page	Second Amendment to PSA